UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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CalAmp Corp.
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CalAmp Corp.
15635 Alton Parkway, Suite 250
Irvine, CA 92618
(949) 600-5600

June 30, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CalAmp Corp. on Friday, July 28, 2017 at 10:00 a.m. Pacific Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/calamp. You will also be able to vote your shares electronically at the Annual Meeting.

We describe in detail the actions we expect to take at our 2017 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Your vote is important. Regardless of whether you participate in the Annual Meeting or not, I recommend that you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

Thank you for your ongoing support of, and continued interest in CalAmp.

Sincerely,

Michael Burdiek
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to virtually attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy or promptly submit your proxy over the Internet or by telephone. If you are a stockholder of record and virtually attend the Annual Meeting, you may withdraw your proxy and vote online via the Annual Meeting website. You will find information on submitting your proxy over the Internet or by telephone and information about voting online at the Annual Meeting in the "Questions and Answers about the 2017 Annual Meeting and Voting" section of the following Proxy Statement, beginning on page 41.

THANK YOU FOR ACTING PROMPTLY

CALAMP CORP.
PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS

CalAmp Corp.
15635 Alton Parkway, Suite 250
Irvine, CA 92618
(949) 600-5600
________________

PROXY STATEMENT
________________

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Approximate Date of Mailing: June 30, 2017

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of CalAmp Corp. (the "Company" or "CalAmp") of proxies for use at the 2017 Annual Meeting of Stockholders (the "Annual Meeting"), to be held virtually over the Internet at 10:00 a.m. Pacific Time on Friday, July 28, 2017.

ITEMS OF BUSINESS:

1.	To elect seven directors named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice (the “Notice of Annual Meeting”) pursuant to Item 402 of Regulation S-K (“Say-on-Pay”);

3.	To approve a proposed amendment and restatement of the Company’s 2004 Incentive Stock Plan to, among other things, increase the number of shares of common stock that can be issued thereunder by 1,600,000 shares and provide a maximum annual limit on non-employee director equity compensation;

4.	To ratify the selection of BDO USA, LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2018; and

5.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

VOTING RIGHTS:
In order to vote, you must have been a stockholder at the close of business on June 5, 2017 (the "Record Date"). On the Record Date, CalAmp had issued and outstanding 35,379,245 shares of common stock, par value $0.01 per share (the “Common Stock”), which is the only class of voting securities outstanding.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Irvine, California
June 30, 2017

Voting

Internet Prior to the meeting please visit www.virtualshareholdermeeting.com/calamp or www.proxyvote.com. During the meeting please visit www.virtualshareholdermeeting.com/calamp	Telephone 1-800-690-6903	Mail You can vote by mail by returning your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting or not, we recommend that you vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the 2017 Annual Meeting and Voting beginning on page 41 of the Proxy Statement.

Virtual Meeting Admission
Stockholders of record as of June 5, 2017, will be able to participate in the annual meeting by visiting our annual meeting website at www.virtualshareholdermeeting.com/calamp. To participate in the annual meeting, you will need the 16-digit control number included on your on your proxy card or on the instructions that accompanied your proxy materials. Stockholders can also access copies of our proxy statement and annual report on Form 10-K for the year ended February 28, 2017, including any exhibits thereto (the “Annual Report”) at the Annual Meeting website.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on Friday, July 28, 2017. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow approximately 5 minutes for the online check-in procedures.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2017:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Investor Communication Services at: www.proxyvote.com. Broadridge does not use "cookies" or other tracking software that identifies visitors accessing this web site.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CalAmp’s Board of Directors has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of the Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com. The Company is in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and NASDAQ.

Board Leadership Structure

CalAmp’s Board of Directors does not have a formal policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing, executive sessions of the non-management directors, and for performing such other duties as may be specified by the Board from time to time.

CalAmp currently separates the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. The Board of Directors believes this is the appropriate leadership for our Company at this time because it permits our Chief Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board of Directors acknowledges that no single leadership model is ideal for all companies at all times. As such, our Board of Directors periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

The Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify, manage and mitigate risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent auditing firm, BDO USA, LLP.

Relationship Between Compensation and Risk

The Compensation Committee periodically reviews the Company’s compensation policies and practices with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a counterproductive effect on the Company. The Compensation Committee also considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, the Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of the Company’s stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board of Directors have approved such payouts. The Compensation Committee believes that an appropriate balance between short-term and long-term incentive compensation elements for officers, including equity awards that vest over several years, helps mitigate risk associated with incentive compensation.

Director Independence

Proposal One is for the election of seven directors, six of whom are independent. A director’s independence is determined by the Board of Directors pursuant to the rules of NASDAQ. The Board has determined that each director nominee is independent, with the exception of Michael Burdiek, who serves as the Company’s President and Chief Executive Officer.

Executive Sessions

Non-management directors of the Board and Board committees meet in executive sessions routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other members of senior management. In addition, the Audit Committee meets periodically with the Company’s independent auditing firm without management present at such times as the Audit Committee deems appropriate. The Chairman of the Board or the Chair of the applicable Board Committee, as applicable, presides over these executive sessions.

Number of Other Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the Board, and other directors should not serve on more than five other public company boards in addition to the Board.

Director Stock Ownership

The Company has stock ownership guidelines for non-employee directors and executive officers. Pursuant to these guidelines, non-employee directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. New directors are given three years to acquire sufficient shares to reach this aggregate holding level. At the end of fiscal 2017, all directors were in compliance with the stock ownership guidelines. The stock ownership guidelines for executive officers are described on page 32.

Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director's principal occupation or business association changes substantially from the position he or she held when the director originally joined the Company's Board of Directors. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that all directors are expected to attend the annual meeting of stockholders. All of the Company's directors attended last year's annual meeting, except for Larry Wolfe who had a pre-existing commitment conflicting with the annual meeting date.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties, such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any committee of the Board, the Chairman or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chair of the Governance and Nominating Committee, the Audit Committee or the Compensation Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp's business and financial operations, policies and corporate philosophies.

Code of Business Conduct

The Company has a written Code of Business Conduct that applies to all of the Company's directors, officers and employees. Section 15 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to the Company's Chief Executive Officer and all finance and accounting employees, including the Company's senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The Code of Business Conduct is available on the Company's corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

COMMITTEES OF THE BOARD

The Board of Directors has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available on the Company's website at www.calamp.com.

The following table provides current membership for each of the Board committees.

Governance
Name	Audit	Compensation	and Nominating
Bert Moyer	X	X	X
Kimberly Alexy	X		X*
Jeffery Gardner	X	X
Amal Johnson		X*	X
Jorge Titinger			X
Larry Wolfe	X*	X

* Committee Chair.

Mr. Titinger, the Company’s newest director, was appointed to the Governance and Nominating Committee effective as of August 1, 2016. There were no other changes made to committee memberships during fiscal 2017.

Audit Committee

The primary duties and responsibilities of the Audit Committee, as set forth in its charter, are to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that all four members of the Audit Committee qualify as “audit committee financial experts” as defined in the regulations of the Securities and Exchange Commission. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of NASDAQ. See also “Report of the Audit Committee” beginning on page 22.

Compensation Committee

The primary duties and responsibilities of the Compensation Committee, as set forth in its charter, are to review and make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and non-employee directors, and to administer the Company's stock incentive plan. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also “Compensation Discussion and Analysis” beginning on page 25.

Governance and Nominating Committee

The primary duties and responsibilities of the Governance and Nominating Committee, as set forth in its charter, are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company's bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

The Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of the Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business. One-third of the Board’s incumbent independent directors are female, and one-third are ethnic/racial minorities. The Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Governance and Nominating Committee considers these factors in the light of the specific needs of the Board at that time.

Board of Director and Committee Meeting Attendance

In fiscal 2017, the Board of Directors held eight meetings, the Audit Committee held six meetings, the Compensation Committee held six meetings, and the Governance and Nominating Committee held four meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors served that were held during fiscal 2017.

COMPENSATION OF DIRECTORS

The following table shows all compensation earned by, or awarded or paid to, each of the Company's non-employee directors in fiscal 2017.

	Fees	Grant Date
	Earned	Fair Value
	or Paid	of Stock
Name	in Cash	Awards		Total
	(A)	(B) (C)
A.J. "Bert" Moyer	$98,333	$128,005	(D)	$226,338
Kimberly Alexy	69,166	128,005		197,171
Jeffery Gardner	60,000	128,005		188,005
Amal Johnson	74,167	128,005		202,172
Jorge Titinger	60,000	128,005	(D)	188,005
Larry Wolfe	79,167	128,005		207,172

(A)	Under the Company's director cash compensation plan adopted effective August 1, 2012 and subsequently amended on May 1, 2016, non-employee directors of the Company are each paid an annual retainer of $60,000. Also pursuant to this policy, effective as of May 1, 2016 the Board and committee chairpersons are paid supplemental retainers as follows:

Board Chair	$40,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Governance and Nominating Committee Chair	$10,000

All non-employee directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)	Under the Company's 2004 Incentive Stock Plan as amended and restated, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award not to exceed a fair value of $500,000. On July 26, 2016, each non-employee director received a grant of 8,834 restricted stock shares or restricted stock units that had a grant date fair value of $128,005, calculated in accordance with ASC Topic 718. Annual equity awards granted to non-employee directors generally vest on the earlier of the one year anniversary of the date of grant or the date of the Company’s next annual stockholder meeting at which directors are elected.

(C)	As of February 28, 2017, Ms. Alexy, Ms. Johnson and Mr. Wolfe each had 8,834 shares of restricted stock outstanding, Mr. Gardner had 14,735 shares of restricted stock outstanding, Mr. Moyer had 21,173 restricted stock units outstanding, and Mr. Titinger had 5,598 shares of restricted stock outstanding and 14,991 restricted stock units outstanding.

(D)	During the past three years, Mr. Moyer and Mr. Titinger have elected to defer some or all of their annual equity awards into the Company’s non-qualified deferred compensation plan.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also employees of the Company receive no additional compensation for their services on the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of seven directors is standing for election at the 2017 Annual Meeting. At the 2017 Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to the Board of Directors of each of the seven nominees set forth below. Directors are elected by a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast "against" that director nominee. An incumbent director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee, which will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken, in accordance with the director resignation policy in the Corporate Governance Guidelines. The term of office of each person elected as director will continue until the next annual meeting of stockholders, or until his or her successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" each of the seven nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other persons as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the position or positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since
A.J. "Bert" Moyer	73	Chairman of the Board of Directors	2004
Kimberly Alexy	47	Director	2008
Michael Burdiek	58	Director, President and Chief Executive Officer	2011
Jeffery Gardner	57	Director	2015
Amal Johnson	64	Director	2013
Jorge Titinger	56	Director	2015
Larry Wolfe	66	Director	2008

The principal occupation and certain other information about the nominees is set forth below and on the following pages.

A.J. "Bert" Moyer, a director of the Company since 2004, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of each of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. During the past five years he has also served on the boards of Virco Manufacturing and Redflex Holdings Limited. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer's many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his current and recent service on the board of directors of several other companies, bring financial and accounting knowledge to our Board and qualify him to serve as one of our directors.

Kimberly Alexy was appointed a director of the Company in 2008. She is the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy currently serves as a director of Alteryx, Inc., Five9, Inc., FireEye, Inc. and Microsemi Corporation. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a BA degree from Emory University and an MBA with a concentration in Finance and Accounting from The College of William and Mary.

Ms. Alexy's extensive experience in the financial services industry, including her positions as a technology equity research analyst, brings an institutional investor perspective to our Board. We believe this, combined with her service on other public company boards, qualifies her to serve as one of our directors.

Michael Burdiek currently serves as President, CEO and director of CalAmp, in addition to serving on the board of directors of Five9, Inc. He joined CalAmp as Executive Vice President in 2006, was appointed President of the Company's Wireless DataCom segment in 2007, and was named Chief Operating Officer in 2008. In 2010, his responsibilities were expanded further, and he was given the additional title of President. He was promoted to CEO and director in 2011. Prior to joining CalAmp, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 1987 to 2003, Mr. Burdiek held a variety of technical and executive management roles with Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He holds MBA and MSEE degrees from California State University–Fullerton, and a BS degree in Electrical Engineering from Kansas State University.

We believe Mr. Burdiek’s general management experience in the wireless industry and his many years of service with CalAmp in positions of increasing executive management responsibility make him qualified to serve as one of our directors.

Jeffery Gardner was appointed a director of CalAmp in 2015. Since 2015 he has served as the President and CEO of MONI, formerly Monitronics International, a home security company. Mr. Gardner also serves as a director of Ascent Capital Group, Inc., the publicly held parent company of MONI, and Qorvo, Inc., the holding company under which RF Micro Devices, Inc. and TriQuint Semiconductor, Inc. were combined in 2014. Prior to that, Mr. Gardner served on the board of RF Micro Devices since 2004. In addition, from 2005 until 2015, Mr. Gardner was a director of Windstream Corporation (“Windstream”), a leading provider of advanced network communications and technology solutions, including cloud computing and managed services. Mr. Gardner also served as the President and CEO of Windstream from 2005 until 2014. Before joining Windstream, Mr. Gardner served as Executive Vice President and CFO of Alltel Corp. Earlier, Mr. Gardner held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998. Mr. Gardner received a BA degree in Finance from Purdue University and an MBA degree from The College of William and Mary. He is currently a National Association of Corporate Directors Board Leadership Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association.

We believe Mr. Gardner’s many years of technology industry experience, including serving in CEO and CFO roles with public companies in the wireless telecommunications industry, as well as his service on the board of other technology companies, qualify him to serve as one of our directors.

Amal Johnson was appointed a director of CalAmp in 2013. Ms. Johnson is a director and the former Executive Chairman of Author-it Software Corporation, a Software as a Service private company that provides a platform for creating, maintaining and distributing single-sourced technical content. Prior to joining Author-it, Ms. Johnson led MarketTools, Inc., a software and services company as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from 1999 to 2004. Previously, Ms. Johnson was President of Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from 1994 to 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from 1993 to 1994 and held executive positions at IBM from 1977 to 1993. Ms. Johnson holds a BA degree in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology graduate school of engineering. Ms. Johnson also serves as a director of Intuitive Surgical, Inc. and Mellanox Technologies, Ltd.

We believe Ms. Johnson’s executive management and board leadership experience with software services companies, as well as her current service on the board of two other public companies, qualify her to serve as one of our directors.

Jorge Titinger was appointed a director of the Company in 2015. Mr. Titinger served as President, Chief Executive Officer and a member of the board of Silicon Graphics International (SGI) from February 2012 until November 2016, when SGI was acquired by Hewlett Packard Enterprise. Previous to SGI, from June 2008 to July 2011 Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. He currently serves as a director of XCERRA, a publicly held company in the semiconductor test equipment market. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University.

We believe that Mr. Titinger’s board and executive level experience with publicly held technology companies qualify him to serve as one of our directors.

Larry Wolfe was appointed a director of the Company in 2008. From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services that merged with Avalara, Inc. in 2010. In conjunction with this merger, Mr. Wolfe joined Avalara's board and served as a director of that company until April 2014. Mr. Wolfe also served as a director of QAD Inc. from 2002 to 2006. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit's Personal Tax Group. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

We believe Mr. Wolfe's experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background bring a unique perspective to our Board and qualify him to serve as one of our directors.

Vote Required and Recommendation of the Board of Directors

Each nominee who receives a majority of the votes cast, either in person or by proxy, will be elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN DIRECTOR
NOMINEES LISTED ABOVE.

PROPOSAL TWO
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

In deciding how to vote on this proposal, you are encouraged to consider CalAmp’s executive compensation philosophy and objectives, and the design principles and elements of CalAmp’s executive compensation program as described in the “Compensation Discussion and Analysis” section beginning on page 25. As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed and reviewed at least annually to achieve the following goals:

●	attract, develop, reward and retain highly qualified and talented individuals;
●

motivate executives to improve the overall performance of our Company as a whole as well as the business group for which each executive is responsible, and reward executives when specified measurable results have been achieved;

●	encourage accountability by determining salaries and incentive award opportunities based on each executive’s individual contribution and performance;

●

tie short-term incentive cash awards to financial metrics that drive the performance of our Common Stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives;

●	help ensure compensation levels are both externally competitive and internally equitable; and
●

help align interests of the executive officers with interests of the stockholders by tying some of the officers’ long-term incentive compensation to increases in stock price, as evidenced in fiscal 2017 by the award of performance-based stock options that can be exercised only after hitting a target price that is 30% higher than the grant date stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” section which describes how our executive compensation program is designed to achieve these goals and key fiscal 2017 compensation decisions. Highlights of our executive compensation program include the following:

●

Base Salary. We target base salaries for executive officers at the median of composite market data in order to help attract and retain highly qualified executive talent and to compensate executives for sustained individual performance. The aggregate base salaries of the Company’s three NEOs in fiscal 2017 were at the 35th percentile of market compensation as represented by the Company’s proxy peer group.

●

Annual Bonus. Our executive officers are eligible to earn annual incentive pay under our short-term incentive plan based on the Company’s financial results compared to pre-established performance goals for consolidated revenues and consolidated earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments including acquisition-related expenses and provisions for litigation awards (“Adjusted EBITDA”). Our short-term incentive plan is designed primarily to motivate executives to achieve specified performance goals that are important to the continued growth and success of the Company and to align the interests of management with the interests of stockholders. We target bonus opportunities at a level such that when added to base salary, the executive officer’s target total cash compensation is near the median based on composite market data.

●

Long-Term Incentives. Our executive officers are also eligible to receive long-term incentive pay in the form of a combination of stock options, restricted stock awards and performance-based stock awards. Stock options and restricted stock are granted annually and vest over a four-year period. In addition, three-year performance-based stock awards were granted in fiscal 2015 and fiscal 2016, and performance-based stock options with a four-year vesting period were granted in fiscal 2017. The overlapping periods of these long-term equity incentives are designed to discourage short-term risk-taking, reinforce the linkage between the interests of stockholders and our executives and motivate executives to improve the Company’s multi-year financial performance. We target long-term incentive opportunities at a level such that when added to target total cash compensation, the executive’s target “Total Direct Compensation” (i.e. base salary, cash bonus plus equity compensation) is near the median based on composite market data.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion of the Proxy Statement.”

Vote Required and Recommendation of the Board of Directors

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, must receive a “For” vote from the holders of a majority in voting power of the shares of Common Stock which are present by remote communication or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

While your vote on this proposal is advisory and will not be binding on the Board, the Compensation Committee of the Board or CalAmp, the Board values the opinions of CalAmp’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding CalAmp’s executive compensation program. The Board has adopted a policy providing for annual "say-on-pay" advisory votes. Unless the Board modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2018.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN
THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL THREE
APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2004 STOCK PLAN

Background
Our 2004 Incentive Stock Plan (the “2004 Stock Plan”), allows us to grant equity awards (including, among other awards, stock options, restricted shares, restricted stock units and performance share awards) to our employees, consultants, officers and directors.

We believe our success is due to our highly talented employee base and our future success depends on our continued ability to attract and retain high caliber personnel. We believe that the ability to grant equity awards is a necessary and powerful recruiting tool for us to obtain the quality personnel that we need to move our business forward.

At February 28, 2017, the end of the Company’s most recent fiscal year, 1,258,772 shares of the Company’s common stock remained available in the 2004 Stock Plan for new equity award grants. In addition, as of February 28, 2017 approximately 955,000 shares were covered by outstanding options granted under the 2004 Stock Plan (of which 105,000 were performance-based options); approximately 1,181,000 shares were subject to unvested awards of time-vested restricted stock and restricted stock units, and approximately 58,000 shares were subject to unvested performance stock units granted under the 2004 Stock Plan. The weighted average remaining contractual term of outstanding stock options at February 28, 2017 was 5.5 years, and the weighted average exercise price of options outstanding on that date was $8.60.

On June 6, 2017, the Board of Directors adopted an amendment and restatement of the 2004 Stock Plan, subject to stockholder approval (referred to in this Proxy Statement as the “2017 Amendment”). Among other things, the 2017 Amendment would increase the number of shares available for awards under the 2004 Stock Plan because the Company expects that the amount of shares available for future grants under this plan would be insufficient to cover equity awards anticipated to be made during the next 12 to 24 months. If our stockholders do not approve the 2017 Amendment, the 2004 Stock Plan will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.

Summary of the Proposed Amendment

The proposed amendment and restatement of the 2004 Stock Plan consists of the following changes:

●

Increase in Aggregate Share Limit: The 2017 Amendment increases the number of shares of Common Stock available for awards under the 2004 Stock Plan by 1,600,000, from 8,000,000 shares to 9,600,000 shares, in order to maintain its ability to attract, retain and motivate its management, other key employees and directors.

●

Non-Employee Director Annual Equity Compensation Limit: The 2017 Amendment provides that the maximum equity compensation that may be granted to a non-employee director in any fiscal year, other than equity awards granted to new non-employee directors at the time of joining the Board, may not have a grant date value that exceeds $500,000.

●

No Dividends Paid on Unvested Awards: The 2017 Amendment provides that dividends and dividend equivalents shall not be paid upon any award granted under the 2004 Stock Plan prior to the vesting of such award.

●

Minimum Vesting Period: The 2017 Amendment provides for a one year minimum vesting period for all awards made under the 2004 Stock Plan. Under the 2004 Stock Plan as amended, up to 5% of the shares available for grant in the 2004 Stock Plan may be granted with a shorter minimum vesting period.

●

Sublimit on “Full Value” Awards: The 2017 Amendment includes a sublimit that restricts our ability to make future “full value” stock-based awards (i.e., awards other than stock options and stock appreciation rights, such as restricted stock or restricted stock units). Of the total 2,858,772 shares that would be available to grant under the 2004 Stock Plan upon stockholder approval of the 2017 Amendment (1,258,772 existing shares and 1,600,000 new shares), only 2,400,000 shares can be used to make full value awards. In the event that any shares subject to currently outstanding full value awards cease to be subject to such awards, such shares shall again be available for full value awards without regard to this full value share sublimit.

●

No Re-use of Shares Upon Option Exercise: The 2017 Amendment provides that upon the exercise of an option, any shares of CalAmp common stock tendered by the option holder and/or any option shares withheld and retained by the Company to pay the exercise price or withholding taxes thereon shall not become available for future equity awards under the 2004 Stock Plan.

●

Extension of Plan Expiration Date: Currently, the authority to grant new awards under the 2004 Stock Plan expires on July 29, 2024. If the 2017 Amendment is approved by the stockholders, the expiration date of the 2004 Stock Plan would be extended to July 28, 2027.

●	Other Changes: In addition to the foregoing changes, the 2017 Amendment makes other clarifying and administrative changes to the 2004 Stock Plan.

CalAmp’s Board of Directors and senior management believe that equity compensation aligns the interests of employees and non-employee directors with the interests of its other stockholders. The Board and senior management also believe that equity awards provide an important tool for retaining and motivating key Company employees, and that such awards enable CalAmp to maintain a competitive compensation program without increasing the use of cash.

A summary of the principal features of the 2004 Stock Plan as amended by the 2017 Amendment is set forth below. This summary is qualified in its entirety by reference to the full text of the 2004 Stock Plan as amended and restated, which is attached as Exhibit A to this Proxy Statement.

Why You Should Vote For the 2017 Amendment
The Board recommends that the Company’s stockholders approve the 2017 Amendment because it believes the Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders. The Board of Directors adopted the 2017 Amendment in part because the number of shares available under the 2004 Stock Plan as currently in effect does not provide sufficient flexibility to adequately provide for future incentives, and in part to adopt some current best practices that have evolved since the last time the 2004 Stock Plan was amended in 2014.

As noted above, as of February 28, 2017, there were 1,258,772 shares available for grant under the 2004 Stock Plan. If the 2017 Amendment is approved by stockholders, the total number of shares available will increase by 1,600,000, which increase represents 4.5% of the Company's outstanding common stock as of February 28, 2017. The Company anticipates that the additional shares will be sufficient to fund the Company’s equity compensation needs for approximately three years. Taking into account the shares remaining available for issuance under the 2004 Stock Plan as of February 28, 2017, the shares proposed to be added by the 2017 Amendment, and the number of shares subject to outstanding awards under the 2004 Stock Plan as of February 28, 2017 (as described above), the total potential overhang (as a percentage of the Company's outstanding common stock as of February 28, 2017) represented by the 2004 Stock Plan after giving effect to the 2017 Amendment would be 14.3%.

When approving the 2017 Amendment, the Board of Directors considered the burn rate with respect to the equity awards granted by the Company. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. The Company's three-year average burn rate, at the time the Board of Directors approved the 2017 Amendment, was approximately 3.4%, which is well below the current Institutional Shareholder Services (ISS) industry burn rate maximum of 6.13%. CalAmp will continue to monitor the Company's equity use in future years to ensure the Company's burn rate is maintained within competitive market norms.

Promotion of Good Corporate Governance Practices
The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2004 Stock Plan with a stake in the Company's success, the interests of the participants are aligned with those of the Company's stockholders. Specific features of the 2004 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

●	options and stock appreciation rights may not be granted with exercise prices lower than the closing price of the underlying shares on the grant date;
●

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or by canceling the award in exchange for cash or another type of award, other than in connection with a change in the Company's capitalization;

●	there is an annual limit on equity compensation that may be awarded to non-employee directors;

●	minimum vesting periods;
●	in no event will dividends or dividend equivalents be paid prior to the vesting of an award; and
●	awards made under the 2004 Stock Plan may qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code
The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2004 Stock Plan has been (and with the 2017 Amendment remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, currently under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2004 Stock Plan, each of these aspects is discussed below, and stockholder approval of the 2017 Amendment will be deemed to constitute re-approval of each of these aspects of the 2004 Stock Plan for purposes of the approval requirements of Section 162(m).

Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present, by remote communication or by proxy, at the annual meeting and entitled to vote on this proposal is necessary to approve the 2017 Amendment of the 2004 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR
OF THE 2017 AMENDMENT OF THE 2004 STOCK PLAN.

Summary of the 2004 Stock Plan
The following summary outlines the principal features of the 2004 Stock Plan and the proposed modification pursuant to the 2017 Amendment.

Purpose. The purpose of the 2004 Stock Plan is to provide a flexible framework that enables the Board of Directors to use a variety of equity-based awards based on changing needs of the Company, its competitive market, and regulatory climate. The Board of Directors and senior management believe that these equity-based awards enhance the Company’s ability to attract highly qualified personnel and strengthen its retention capabilities, and that it is in the best interest of the Company's stockholders for officers, employees and directors to own stock in the Company and that such ownership will instill in the participants a proprietary interest in the success of the Company.

Eligibility. All employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2004 Stock Plan. As of May 31, 2017, approximately 900 individuals were eligible to participate in the 2004 Stock Plan, consisting of 6 non-employee directors and approximately 894 employees and consultants.

Administration. The 2004 Stock Plan is administered by the Compensation Committee of the Company’s Board of the Directors (the “Plan Committee”). The Plan Committee at all times must consist of two or more persons, each of whom is a member of the Board of Directors. To the extent required for transactions under the 2004 Stock Plan to qualify for the exemptions of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), members of the Plan Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from equity awards to be deductible by the Company pursuant to Section 162(m), members of the Plan Committee shall be “outside directors” within the meaning of such section of the Internal Revenue Code. The Plan Committee has full authority to administer the 2004 Stock Plan, including authority to interpret and construe any provision of the 2004 Stock Plan and the terms of any award issued under it and to adopt such rules and regulations for administering the 2004 Stock Plan as it may deem necessary or appropriate.

Plan Term. The 2004 Stock Plan will terminate 10 years from the date that the 2017 Amendment is approved by the stockholders, unless terminated earlier by the Board of Directors or the Compensation Committee.

Award Types and Limits.

The 2004 Stock Plan permits the Plan Committee to grant, in its discretion, incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) phantom stock and stock bonuses, each of which is described below. The maximum number of shares as to which stock options and stock awards may be granted under the 2004 Stock Plan would be increased from eight million (8,000,000) shares to nine million six hundred thousand (9,600,000) shares if the 2017 Amendment is approved by stockholders.

The 2004 Stock Plan provides that all types of equity awards that can be issued under the 2004 Stock Plan, including stock options, SARs and "full value" awards such as restricted stock and RSUs, will reduce the available pool of awards on a 1-to-1 basis. However, if the 2017 Amendment is approved by stockholders, only 2,400,000 of the shares available for future grant under the 2004 Stock Plan may be issued in the form of “full value” awards (i.e., awards other than stock options and stock appreciation rights, such as restricted stock or restricted stock units). In addition, in the event that any shares subject to currently outstanding full value awards cease to be subject to such awards, such shares shall again be available for full value awards without regard to this full value share sublimit.

No single employee can be granted more than three hundred thousand (300,000) shares in any fiscal year of any type of equity award issuable under the 2004 Stock Plan (options, SARs, restricted stock, RSUs, phantom stock or bonus stock).

The shares to be delivered under the 2004 Stock Plan as amended will be made available from authorized but unissued shares of CalAmp Common Stock. Shares underlying equity awards made under the 2004 Stock Plan that are forfeited or cancelled, as well as any shares withheld by the Company in payment of the tax withholding obligation incurred in connection with the vesting of full value equity awards (restricted stock and RSUs), are returned to the pool and will be available for future equity awards and, if such shares were originally granted pursuant to a full value award, shall also be returned or added to the shares available for future grants of full value awards.

Stock Options. Under the terms of the 2004 Stock Plan, the exercise price for stock options must equal the fair market value of the Company’s Common Stock on the date of grant and the term of any option may not exceed 10 years. Otherwise, the Plan Committee has discretion to determine any other terms and conditions otherwise consistent with the 2004 Stock Plan, including the vesting period, provided that stock options are subject to a minimum vesting period of one year except with respect to up to five percent of the shares available for grant under the 2004 Stock Plan, which are not subject to any minimum vesting requirements. Options granted under the 2004 Stock Plan may be either incentive stock options qualifying under Section 422 of the Internal Revenue Code (“ISOs”) or options that are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Plan Committee as described in the 2004 Stock Plan. The 2004 Stock Plan prohibits repricing stock options without stockholder approval. For purposes of the 2004 Stock Plan, a “repricing” means a reduction in the exercise price of a stock option or the cancellation of an option in exchange for cash or another award under the 2004 Stock Plan, including another stock option if the exercise price of the option is less than the fair market value of the original stock option.

Stock Appreciation Rights. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2004 Stock Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than 10 years and are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without stockholder approval. For purposes of the 2004 Stock Plan, a repricing of stock appreciation rights has the same meaning as for stock options as discussed above (substituting “stock appreciation rights” for “stock options”).

Restricted Stock and Restricted Stock Units. Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Plan Committee. RSUs are awards denominated in units of shares of Common Stock under which the issuance of shares is subject to such performance and other conditions as specified by the Plan Committee. Participants receiving restricted stock awards are entitled to the voting rights of the shares of Common Stock underlying the awards. Any dividends declared on shares of restricted stock shall be held in escrow until all restrictions on such shares have lapsed. Participants receiving RSU awards are not entitled to the voting rights of the underlying shares of Common Stock, and are entitled to dividend equivalents only to the extent determined by the Plan Committee and only upon vesting of the underlying award.

Phantom Stock. Phantom stock awards are rights to receive in cash per share of phantom stock granted, within 30 days of the date on which such share vests, an amount equal to (i) the fair market value of a share of Common Stock as of the date on which such share of phantom stock vests, plus (ii) the aggregate dollar amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. For avoidance of doubt, no cash dividends will be paid with respect to an award of phantom stock unless and until the underlying award vests.

Stock Bonuses. In the event that the Plan Committee grants a stock bonus, a certificate for the shares of Common Stock comprising such stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Non-Employee Director Awards. Each year, on the day of the annual meeting of stockholders at which directors of the Company are elected, each non-employee director is entitled to receive an equity award. Under the provisions of the 2004 Stock Plan as changed by the 2017 Amendment, the maximum fair value of the annual equity award to each non-employee director is $500,000. Annual equity awards to non-employee directors are granted on the day of the annual stockholders meeting and generally vest one year from the date of grant or the date of the following year’s annual stockholders meeting, whichever is sooner.

Restriction on Repricing. Absent stockholder approval, neither the Plan Committee nor the Board of Directors has the authority, with or without the consent of the affected holders of stock options or SARs, to “reprice” any stock option or SAR after the date of its initial grant with a lower exercise price in substitution for the original exercise price. In this context, “repricing” means canceling an option or SAR to issue a replacement option or SAR to the holder at a lower exercise price, reducing the exercise price of an option or SAR, canceling an option or SAR in exchange for cash or another type of equity award, or taking any other action that is treated as a “repricing” under GAAP.

Exercise Price and Manner of Exercise. The exercise price per share of stock options and SARs is determined by the Plan Committee but in no event will it be less than the fair market value of a share of Common Stock on the date the option or SAR is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) through a broker-assisted transaction whereby a broker selected and engaged by the participant sells shares in an open market transaction and remits from the sales proceeds the option exercise price and required taxes, (iii) subject to the approval of the Plan Committee, through shares retained by the Company in an amount whose fair market value is equal on the date of exercise to the exercise price, (iv) subject to the approval of the Plan Committee, in shares of Common Stock owned by the participant; or (v) subject to the approval of the Plan Committee, by such other provision as the Plan Committee may from time to time authorize.

Nontransferability. Upon the death of an optionee, outstanding equity awards granted to such optionee may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Vesting and Period of Exercisability. Unless the applicable award agreement provides otherwise, and subject to a minimum one year vesting period (except that up to five percent of the shares available for grant under the 2004 Stock Plan may be granted without regard to any minimum vesting requirements), options and SARs granted under the 2004 Stock Plan become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Plan Committee shall determine the expiration date of each option and SAR; provided, however, that no options or SARs shall be exercisable more than 10 years after the date of grant. At the time of the grant of restricted stock, RSUs and phantom stock, the Plan Committee will establish a vesting schedule for the shares covered by the award subject to a one year minimum vesting period, except that up to five percent of the shares available for grant under the 2004 Stock Plan may be granted without regard to any minimum vesting requirements.

Change in Control. The 2004 Stock Plan provides that, in the event of a “change in control” (as defined in the 2004 Stock Plan as amended), the Plan Committee as constituted immediately prior to such change in control may, in its discretion, take appropriate action to modify equity awards, including accelerating the vesting of outstanding equity awards.

Amendment or Termination of Plan. The Board of Directors may, at any time, suspend or terminate the 2004 Stock Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Internal Revenue Code, Rule 16b-3 or any comparable or successor exemption under which it is appropriate for the 2004 Stock Plan to qualify, or the rules of the Nasdaq Global Select Market. No action may reduce the participant’s rights under any outstanding equity award without the consent of the participant.

Qualifying Performance Criteria. The performance criteria for any equity award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) will consist of any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization stock compensation, equity in net income (losses) of affiliates, non-cash cost of sales on fair value write-ups of inventory, acquisition and integration expenses, and litigation provisions (Adjusted EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

Federal Income Tax Consequences of the 2004 Stock Plan
The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this Proxy Statement, with respect to awards granted under the 2004 Stock Plan. This summary is based on the federal income tax laws that are in effect as of the date hereof, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant's individual circumstances. For example, officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Incentive Awards.

Incentive Stock Options.

An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Non-Qualified Stock Options.

An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by an employee will be subject to applicable tax withholding, including income taxes, FICA and FUTA.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

Restricted Stock and Restricted Stock Units.

Recipients of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, recipients generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the recipient may make a Section 83(b) election to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of grant. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the recipient will not recognize any additional income. If a restricted stock recipient forfeits unvested stock with respect to which a Section 83(b) election has been made, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the recipient for the stock and the amount, if any, received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election. RSUs are not eligible for the Section 83(b) election.

Recipients of restricted stock and RSUs who are employees are subject to income tax and employment tax withholding and must make a payment to the Company, in the form of cash or withheld shares, at the time the restrictions lapse. Restricted stock recipients who make the Section 83(b) election who are employees will be subject to tax withholding at the time the stock is awarded to them, and must make a cash payment to the Company of the aggregate income tax and employment tax withholding amount concurrent with making the Section 83(b) election. For administrative and tax compliance reasons, the Company has not permitted, and currently does not permit, employees to make 83(b) elections with respect to restricted stock awards.

Stock Bonus. If stock granted under the 2004 Stock Plan is vested (i.e., transferable or not subject to a substantial risk of forfeiture), the recipient is required to recognize ordinary income at the time of the grant of the stock equal to the excess of (i) the fair market value of the shares on the date the shares are granted over (ii) the purchase price (if any) paid for the shares. The ordinary income recognized by an employee as a result of a stock grant will be subject to applicable tax withholding, including applicable income taxes, FICA and FUTA.

SARs. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA, and FUTA) with respect to income recognized upon exercise of an SAR.

Phantom Stock. Recipients of phantom stock will recognize ordinary income in the taxable year in which cash is transferred to the individual. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA and FUTA) with respect to such income. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation.

Section 162(m). While certain awards under the 2004 Stock Plan may be intended to be exempt or eligible for exemption from the deductibility limits under Section 162(m), the rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify.

Additional Information Regarding New Plan Benefits
Awards under the 2004 Stock Plan are based upon the Company’s performance. Accordingly, future awards under the 2004 Stock Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table,” “Grants of Plan-Based Awards for Fiscal 2017,” “Option Exercises and Stock Vested in Fiscal 2017” and “Outstanding Equity Awards at the End of Fiscal 2017” at pages 34 through 37 of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 2004 Stock Plan.

Existing Plan Benefits - Historical Option Grants Under 2004 Stock Plan
The following table provides information with respect to stock options granted under the 2004 Stock Plan to our named executive officers, director nominees, and employees from inception of the plan on July 30, 2004 through June 5, 2017:

Number of
Stock Options
Name and Position	Granted
Michael Burdiek	711,000
Director, President and Chief Executive Officer

Garo Sarkissian	233,900
Senior Vice President Corporate Development

Richard Vitelle	501,400
Executive Vice President and Chief Financial Officer

All current executive officers as a group (3 persons)	1,446,300

All current directors who are not executive officers as a group (6
persons)	20,000

All Employees other than current executive officers as a group	2,247,400

Market Price of the Common Stock
As of June 15, 2017, the fair market value of the Common Stock was $19.67 per share, based on the closing price of the Common Stock as reported by NASDAQ.

PROPOSAL FOUR
RATIFICATION OF INDEPENDENT AUDITING FIRM

General
At the Annual Meeting, we are seeking ratification of the appointment of BDO USA, LLP (“BDO”) as our independent auditing firm for our fiscal year ending February 28, 2018. BDO served as the Company's independent auditing firm for fiscal years 2016 and 2017. A representative of BDO is expected to be present at the Annual Meeting by remote communication to respond to appropriate questions.

The Audit Committee of the Board of Directors has appointed BDO as our independent auditing firm to audit our consolidated financial statements for the fiscal year ending February 28, 2018. In the event the stockholders fail to ratify the appointment of BDO as our independent auditing firm, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time if the Audit Committee believes that such a change would be in the best interests of CalAmp and its stockholders. Stockholder ratification of the selection of BDO is not required by our bylaws or otherwise. The Board of Directors is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice.

Fees
Fees for the fiscal 2017 and 2016 audits conducted by BDO are summarized below:

	Fiscal 2017	Fiscal 2016
	Fees	Fees
Audit fees	$845,000	$490,000
Audit-related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0

The Audit Committee pre-approved all of the foregoing fees in accordance with the Audit Committee's pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
Under its charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee's pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation that the independent auditor cannot perform for the Company under any circumstances.

Determination of Independence
The Audit Committee has determined that the nature of all services provided by BDO is compatible with their maintenance of auditor independence.

Vote Required and Recommendation of the Board of Directors
Ratification of the appointment of BDO requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE
SELECTION OF BDO TO SERVE AS OUR INDEPENDENT AUDITING FIRM
FOR OUR 2018 FISCAL YEAR AND RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was adopted by the Board in 2001. The Audit Committee charter is reviewed annually and was last amended in September 2016. A copy of the charter is available on the Company's website at www.calamp.com.

Duties of the Audit Committee during the period covered by this Report were to:

●	oversee the Company's internal accounting and operational controls, as well as its financial and regulatory reporting;
●	Oversee the work and performance of the Company’s internal audit function;
●	select the Company's independent auditors and assess their performance on an ongoing basis;
●

review the Company's interim and year-end financial statements and audit findings with management and the Company's independent auditors, and take any action considered appropriate by the Audit Committee and the Board;

●

review the Company's general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors;

●

review the results of each audit by the Company's independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence;

●	perform other oversight functions as requested by the full Board; and
●	report activities performed to the full Board.

Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp's audited financial statements for the fiscal year ended February 28, 2017 and discussed these financial statements with both the management of the Company and BDO, CalAmp's independent public accountants, including discussing with BDO those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee also received and reviewed the written disclosures and the letter from BDO required by the rules of the PCAOB, and the Audit Committee has discussed with BDO its independence from the Company and its management.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2017.

During fiscal 2017 management, assisted by the Company’s internal auditor, evaluated the Company's system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management and the internal auditor during the process. In connection with this oversight, the Audit Committee received periodic updates from management and the internal auditor at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management and the internal auditor the assessment and report on the effectiveness of the Company's internal control over financial reporting as of February 28, 2017.

Also during fiscal 2017, the Audit Committee met with BDO, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with BDO its review and report on the Company’s internal control over financial reporting. The Company filed this report with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 28, 2017.

AUDIT COMMITTEE
Larry Wolfe, Chairman
Kimberly Alexy
Jeffery Gardner
A.J. "Bert" Moyer

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 15, 2017 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement that was serving as an executive officer at the end of the latest fiscal year, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

	Shares
	Beneficially		Ownership
Name and Address of Beneficial Owner (1)	Owned (2)		Percent (3)
BlackRock, Inc. and Subsidiaries	4,212,331	(4)	11.9%
Falcon Point Capital, LLC	2,000,396	(5)	5.7%
The Vanguard Group	1,849,815	(6)	5.2%
A.J. "Bert" Moyer, Chairman of the Board of Directors	92,481		*
Kimberly Alexy, Director	66,104		*
Michael Burdiek, President, Chief Executive Officer and Director	831,143		2.3%
Jeffery Gardner, Director	26,271		*
Amal Johnson, Director	25,557		*
Jorge Titinger, Director	6,364		*
Larry Wolfe, Director	109,104		*
Garo Sarkissian, Senior Vice President Corporate Development	295,730		*
Richard Vitelle, Executive Vice President and CFO	458,561		1.3%
All directors and executive officers as a group (9 persons)	1,911,315		5.3%

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 15, 2017 or within 60 days thereafter, in the following amounts:

Michael Burdiek	342,050
Garo Sarkissian	100,050
Richard Vitelle	209,350
All officers and directors as a group	651,450

(3)	For the purposes of determining the percentage of outstanding Common Stock held by the individual officers and directors set forth in the table and by all officers and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 15, 2017 (35,396,641 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 15, 2017 by such persons or by the officer and director group as a whole.

(4)	Shares owned are as of December 31, 2016 according to a Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock, Inc. and certain related entities (collectively, “Blackrock”). The Schedule 13G indicates that Blackrock has sole dispositive power as to all 4,212,331 shares and sole voting power as to 4,137,538 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(5)	Shares owned are as of December 31, 2016 according to a Schedule 13G filed with the SEC on January 30, 2017 by Falcon Point Capital, LLC (“Falcon Point”). The Schedule 13G indicates that Falcon Point has shared voting and dispositive power as to all 2,000,396 shares. Falcon Point’s address is Two Embarcadero Center, Suite 420, San Francisco, California 94111.

(6)	Shares owned are as of December 31, 2016 according to a Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group (“Vanguard”). The Schedule 13G indicates that Vanguard has sole dispositive power as to 1,778,022 shares, shared dispositive power as to 71,793 shares, sole voting power as to 70,994 shares and shared voting power as to 2,824 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has one equity award plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Stock Plan”), which was approved by the Company’s stockholders. Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of February 28, 2017:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)
Equity compensation plans
approved by stockholders	1,918,467 (1)	$8.60 (2)	1,258,772

(1)	Consists of 955,440 outstanding stock options, 905,427 outstanding RSUs and 57,600 outstanding performance-based stock units. This table excludes 275,810 shares of restricted stock outstanding at February 28, 2017.

(2)	Represents the weighted-average exercise price of outstanding stock options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2017 compensation program for our principal executive officer, principal financial officer, and principal business development officer. For fiscal 2017, these individuals were:

●	Michael Burdiek, our Chief Executive Officer (“CEO”);
●	Richard Vitelle, our Chief Financial Officer (“CFO”); and
●	Garo Sarkissian, our Senior Vice President of Corporate Development

We refer to these executive officers collectively in this Proxy Statement as the “Named Executive Officers” or the “NEOs”.

This Compensation Discussion and Analysis describes the material elements of our compensation program for the Named Executive Officers during fiscal 2017 as administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, with respect to our NEOs. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs in fiscal 2017, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2017 Business Results

CalAmp achieved record revenues of $351 million in fiscal 2017, up 25% year-over-year, along with record international revenues of $91 million, up 90% year-over year. The Company’s focus on increasing its recurring revenue base is paying off with software and services revenue reaching nearly $60 million in fiscal 2017, up 39% year-over-year. CalAmp also attained another financial milestone in fiscal 2017 with consolidated gross margin of 40.8%, up from 36.7% in the prior year.

Fiscal 2017 Business Highlights

●

We acquired and successfully integrated LoJack, which brought to CalAmp a vast U.S. auto dealer channel as well as an established international licensee network. This acquisition aligns well with CalAmp’s strategy to deliver innovative, next generation telematics technologies and software services to enterprise customers and consumers alike.

●	We introduced LotSmart™ and SureDrive™, the first LoJack-branded telematics devices, to LoJack’s U.S. dealer network.
●

We made excellent progress in revitalizing relationships with LoJack’s international licensees by leveraging CalAmp’s ability to offer a comprehensive portfolio of the world’s most advanced telematics products and services.

●

We introduced the CalAmp Telematics Cloud service early in the year, and throughout the year we made a number of announcements for partners who have adopted our Telematics Cloud to underpin their own proprietary fleet and asset tracking application services.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our Named Executive Officers, subject to ratification by the full Board. For fiscal 2017, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

●	Increased base salaries of the three NEOs to bring them closer to the median level of the market and to reflect the Company’s continued growth;
●	Approved cash incentive award targets tied to our fiscal 2017 financial performance; and
●

Approved long-term incentive compensation, in the form of a combination of restricted stock awards, stock options and performance-based equity awards, to further align the incentives of the executives and stockholders, retain the Named Executive Officers and other key employees, and to align pay and performance.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee's administration of the executive compensation program:

■

Targeted executive compensation levels should generally be comparable to the median compensation level of comparable companies (as discussed in further detail below) to allow the Company to attract and retain talented management;

■	Annual variable compensation should reward the executives for achieving specific results on performance metrics or specific objectives that are intended to increase stockholder value over time;
■	Total compensation opportunity for each executive should be related to overall Company performance as well as individual performance;
■	The compensation program should align the interests of the Company's executives with those of its stockholders; and
■	Supplemental benefits and perquisites that reward executives without regard to performance should be minimal.

Compensation Risk Assessment

The Compensation Committee monitors the risks associated with our compensation programs, policies and practices with respect to executive compensation and executive recruitment and retention, as well as compensation generally. In establishing and reviewing our executive compensation program, the Compensation Committee consults with its independent compensation consultant and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our executive compensation program utilizes a mix of base salary and short-term and long-term incentive awards designed to align the NEOs’ compensation with our success, particularly with respect to financial performance and increasing stockholder value. The Compensation Committee sets the amount of our NEOs’ base salaries at the beginning of each fiscal year, and the NEOs’ annual bonus opportunities are tied to overall corporate performance and increasing stockholder value. Furthermore, the target total direct compensation opportunities of our NEOs include a substantial portion in the form of long-term equity awards that help align their interests with those of our stockholders over the longer term. The Compensation Committee believes that the annual bonus opportunities and long-term equity awards provide an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results, and has concluded that our executive compensation program does not encourage unnecessary or excessive risk. Our Compensation Committee has also reviewed the Company’s compensation programs for other senior managers and employees generally, and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on CalAmp.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the NEOs includes base salary, an annual cash bonus (short-term incentive) and long-term compensation in the form of equity awards. Salary is set at a competitive level (as discussed in further detail below) to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance.

The Compensation Committee’s longstanding practice has been to grant restricted stock and stock options to NEOs that vest ratably over a four-year period, consistent with the vesting period for equity awards made to the Company’s other key employees. The Compensation Committee and the Board believe that the use of a combination of restricted stock shares and stock options as part of the executive officer compensation program helps drive long-term Company performance, aligns the interests of the officers with those of the Company's stockholders, and provides a retention factor through long-term vesting of equity awards. In addition to these time-based awards, in fiscal 2017 the Compensation Committee awarded performance-based stock options that have a four year vesting requirement that cannot be exercised until the stock price has closed at or above 130% of the grant date stock price for 30 consecutive trading days. Also, in fiscal years 2015 and 2016 the Compensation Committee awarded performance-based equity awards to the NEOs in the form of performance stock units (“PSUs”) pursuant to a three-year Relative Total Shareholder Return (“TSR”) plan that are subject to satisfying both the TSR-based performance condition and a three-year vesting requirement. Since the grant of these TSR-based PSU awards in July 2014 and July 2015, the Company’s TSR has been less than the TSR of the Nasdaq Composite index, which serves as the market benchmark for these performance awards. Consequently, to date the NEOs have earned only about 15% of the PSUs granted in fiscal years 2015 and 2016.

The Company also provides executive officers with benefit plans that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company's results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each named executive officer, including the CEO.

Compensation-Setting Process

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board of Directors. The Compensation Committee currently consists of four directors, all of whom are "independent directors" as defined in the listing standards of the NASDAQ Marketplace Rules. The current members of the Compensation Committee are Amal Johnson, who serves as Chairman, Jeffery Gardner, Bert Moyer and Larry Wolfe.

The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2013. The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee’s responsibilities include monitoring the performance and compensation of the named executive officers listed in the Summary Compensation Table on page 34, reviewing the compensation plans, including bonuses, and administering the Company's equity award plans. While the Company's Board of Directors is responsible for the final approval of NEO compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management

The Compensation Committee periodically meets with the Company's CEO and CFO to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the Company's Named Executive Officers. The Compensation Committee considers, but is not bound by and does not always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Compensation Committee also seeks input from compensation consultants or other independent information sources prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO's compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the Compensation Committee’s deliberations or voting on the CEO’s compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of Named Executive Officers to any member of management.

Role of the Compensation Consultant

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company's executive compensation policies. Each year the Compensation Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Compensation Committee. In January 2016, Compensia was engaged to assist the Compensation Committee in the determination of executive officer compensation for fiscal 2017. The process of determining fiscal 2017 executive officer compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Compensia and conducted a conflicts of interest assessment, and has concluded that Compensia is independent and Compensia’s work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2017

Comparative Analysis

The Compensation Committee engaged Compensia to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs. Compensia, in consultation with the Company’s management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the Company's NEOs with market compensation data. Market data for the CEO and CFO consists of compensation data of a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings. Market data for the Senior VP of Corporate Development was established using Peer Group compensation data for the next highest paid named executive officer after the CFO because of the small number of comparable positions reported in the proxy statement filings of the Peer Group.

The Peer Group, which is reviewed and updated each fiscal year, consists of technology companies that are similar to the Company in terms of industry focus and scope, revenue size and market capitalization. The companies included in the fiscal 2017 Peer Group were Bottomline Technologies Inc., Calix Inc., Comtech Telecommunications Corp., Cornerstone OnDemand Inc., EnerNOC Inc., Extreme Networks Inc., Fleetmatics Group PLC, Harmonic Inc., Interdigital Inc., Iridium Communications Inc., Ixia, Newport Corp., Pegasystems Inc., RingCentral Inc., Ruckus Wireless Inc., ShoreTel Inc., Sierra Wireless Inc., Silver Spring Networks Inc., Synchronoss Technologies Inc. and Tivo Solutions Inc. Because Software as a Service solutions are increasingly becoming an integral element of the Company’s business, 7 of the 20 companies in this list (Bottomline Technologies, Cornerstone OnDemand, EnerNOC, Fleetmatics Pegasystems, Synchronoss Technologies and Tivo Solutions) are software industry peers, while the remaining 13 companies are communications equipment peers. At the time that Compensia prepared the competitive compensation analysis for fiscal 2017, the combined consolidated revenue for the trailing 12 month period for CalAmp and LoJack (which CalAmp had just recently acquired), the combined net income for the trailing 12 month period for CalAmp and LoJack, and CalAmp’s market capitalization were at the 47th, 66th and 45th percent ranks, respectively, of the Peer Group.

The competitive compensation analysis for fiscal 2017 was presented by Compensia to the Compensation Committee during a meeting on April 14, 2016. At this meeting Compensia also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

Base Salary

Base salary for Named Executive Officers, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Compensation Committee considers the position relative to market of each officer’s proposed base amount, and generally targets the 50th percentile of market as represented by the Peer Group companies. For fiscal 2017, the base salaries of the three NEOs were increased by an average of 7.9% as a result of the Committee’s consideration of the competitive market salary information. The aggregate base salaries of the Company’s three NEOs in fiscal 2017 were at the 35th percentile of market compensation as represented by the Company’s proxy peer group. Base salary amounts earned during fiscal 2017 for the NEOs are shown in the Summary Compensation Table on page 34.

Short-Term Incentive Compensation Plan

The Company’s short-term incentive plan for Named Executive Officers reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and bonus) for executive officers is generally set at approximately the 50th percentile of executive compensation at comparable companies, based on the data of the Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each NEO to elevate his total cash compensation to a level that is above the market median of comparable companies. Similarly, if performance results are below expectations, the structure of the short-term incentive plan would result in the NEOs receiving total cash compensation below the market median of comparable companies. As a result of the Company not meeting fiscal 2017 performance targets for consolidated revenue and consolidated Adjusted EBITDA, the NEOs’ aggregate actual total cash compensation for fiscal 2017 was below the 25th percentile of market compensation as represented by the Company’s proxy peer group.

At the Compensation Committee's April 14, 2016 meeting, the CEO presented the proposed parameters of the executive officer short-term incentive plan for fiscal 2017, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The quantitative goals proposed for the fiscal 2017 short-term incentive plan were consolidated revenue and consolidated Adjusted EBITDA, per the fiscal 2017 Annual Operating Plan ("AOP"). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management's actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed executive officer short-term incentive plan for fiscal 2017, after which the fiscal 2017 executive officer short-term incentive plan was approved. The 2017 short-term incentive plan was ratified by the Board of Directors at a meeting that was held on April 15, 2016. The fiscal 2017 short-term incentive plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President & CEO	15%	100%	150%
Executive VP & CFO	15%	65%	120%
SVP Corporate Development	15%	55%	110%

The incentive amount as a percentage of base salary for the CFO was increased 10 percentage points at the Maximum level from the percentage used in the fiscal 2016 short-term incentive plan, and the incentive amount as a percentage of base salary for the SVP Corporate Development was increased 5 percentage points at the Target Level and 10 percentage points at the Maximum Level from the percentages used in the fiscal 2016 short-term incentive plan, to align those incentive plan parameters with market as indicated by competitive benchmark data. The fiscal 2017 incentive amounts for the CEO as a percentage of base salary were unchanged from the prior year.

The Compensation Committee believes that the fiscal 2017 short-term incentive plan structure rewards the executive officers for overachievement of the Company's quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2017, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2017 AOP, which is consistent with the methodology used for the short-term incentive plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2017 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. As a frame of reference, in the 10 year period through fiscal 2017, the consolidated revenue Maximum levels in the NEOs’ short-term incentive plans were not met or exceeded in any year, and the consolidated Adjusted EBITDA Maximum levels were exceeded only twice, in fiscal years 2012 and 2013. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve at least the Threshold performance level for a measure, no payout is made for that measure.

The fiscal 2017 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated Revenue	$360.3	$400.4	$460.4
Consolidated Adjusted EBITDA	$49.1	$61.4	$79.8

For fiscal 2017, the Compensation Committee established weighting factors of 50% each on consolidated revenue and consolidated Adjusted EBITDA for each of the executive officers. For fiscal 2017, actual consolidated revenue of $351.1 million was below the Threshold performance level and actual consolidated Adjusted EBITDA of $49.4 million was above the Threshold performance level but below the Target performance level. Incentive plan payout amounts for fiscal 2017, which ranged from 10.5% to 16.2% of target incentive amounts for the NEOs, are shown in the Summary Compensation Table on page 34.

Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to align the long-term interests of stockholders and employees, particularly members of executive management, serve to motivate executive officers to make decisions that will, in the long run, provide the best returns to stockholders, and provide the NEOs with a strong incentive to remain with the Company over time. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies with whom the Company competes for both executives and non-executive employees.

In determining the number of equity awards to be granted to executive officers, the Compensation Committee first establishes the total fair value of equity awards for each officer by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award fair value between restricted shares, options and performance-based awards. For fiscal years 2017, 2016 and 2015, the Committee used a fair value allocation for time vested restricted stock, time vested stock options and performance-based equity awards of 50%, 25% and 25%, respectively. Notwithstanding this, the Compensation Committee may alter this ratio in the future in response to evolving compensation objectives.

At a meeting of the Compensation Committee held on July 26, 2016, the CEO presented proposed equity awards for the NEOs. During this meeting, the Compensation Committee considered the information on total direct compensation (total cash and equity compensation) contained in the fiscal 2017 competitive compensation assessment described above that compared the compensation of the Company’s executive officers with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2017, the Compensation Committee also considered factors such as the ratio of proposed equity awards for executive officers and non-executive officer employees of the Company, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, and equity award ‘burn rate’ estimates. The equity awards granted to the NEOs on July 26, 2016, combined with the officers’ fiscal 2017 base salaries and short-term incentive amounts at target, resulted in aggregate Target Total Direct Compensation for the three NEOs that was at the 48th percentile of market compensation as represented by the Company’s proxy peer group.

Following the Compensation Committee's review and deliberation at this meeting, the Committee approved equity awards for the executive officers, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2017 table on page 35.

Equity Award Practices

The Compensation Committee or the Board of Directors approves all equity awards. Time-based equity awards, typically consisting of stock options, restricted stock or RSUs, are generally made when a key employee, including an executive officer, joins the Company, and generally on an annual basis thereafter. These executive officer and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, as noted above, the Compensation Committee introduced the use of performance-based equity awards for the executive officers in fiscal 2015 and continued to use performance-based awards in fiscal years 2016 and 2017.

The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news released by the Company. The date of grant is the date on which the Compensation Committee or the Board meets and approves the equity awards. Since fiscal 2008, it has been the Company’s practice to make annual equity award grants to executive officers and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the Company's 2004 Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is the Company’s practice to grant equity awards at the Compensation Committee’s first regularly scheduled meeting following the hire date of such employees.

The size of an initial equity award to an executive officer is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the Company’s executive officers, the Compensation Committee takes into consideration each executive officer's duties and responsibilities, individual performance and the competitive compensation analysis in which the executive officers' total direct compensation is benchmarked against market data. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Fiscal 2016 “Say on Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 94% of the votes cast in the “say on pay” advisory vote were “FOR” approval of the Company’s executive compensation. The Compensation Committee evaluated the results of the fiscal 2016 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Compensation Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2016 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

The Compensation Committee has adopted minimum stock ownership guidelines for executive officers. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other Named Executive Officers the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2017, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for Company stock acquired by the executive officers as the result of equity awards. The Board of Directors believes that the executive officer stock ownership guidelines are competitive and support the objective of ensuring that the Company’s NEOs maintain a meaningful ownership interest in the Company and are aligned with stockholders over the long term.

Retirement Benefits

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches dollar for dollar of the first 3% of pay contributed to the 401(k) plan each year and one-half of the next 2% of pay contributed to the plan. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 38.

Adjustment or Recovery of Payments

Under Section 304 of the Sarbanes-Oxley Act of 2002, CEOs and CFOs of companies that have to restate earnings because of financial “misconduct” must pay back the bonuses and incentive compensation that they received from their companies. Beyond this statutory requirement, CalAmp does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, it is anticipated that the Compensation Committee and the Board would evaluate whether other compensation adjustments in addition to those mandated under the Sarbanes-Oxley Act were appropriate based upon the facts and circumstances surrounding the restatement.

Severance and Change in Control Payments

The Company's Board of Directors has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these executive officers may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 38.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the executive officers. The NEOs are also covered by a supplemental medical insurance program that reimburses the officer for out-of-pocket eligible medical costs up to an annual limit of $100,000 per officer, which is offered in order to provide market-competitive compensation to the executive officers. Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2017 are included in the “All Other Compensation” column in the Summary Compensation Table on page 34.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the NEOs (other than the CFO) at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive officer compensation under Section 162(m). The rules and regulations promulgated under Section 162(m), however, are complicated and subject to change from time to time, sometimes with retroactive effect. As such, there can be no assurance that compensation intended to be performance-based for purposes of Section 162(m) will be fully deductible under all circumstances. Additionally, the Committee will balance the costs and burdens involved in complying with Section 162(m) against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of Company securities, including hedging transactions, for all executive officers and directors. In addition, executive officers and directors are strongly discouraged from pledging CalAmp securities in margin accounts or as collateral for loans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017.

COMPENSATION COMMITTEE

Amal Johnson, Chairman
Jeffery Gardner
Bert Moyer
Larry Wolfe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Throughout fiscal 2017, the Compensation Committee was comprised of Ms. Johnson and Messrs. Gardner, Moyer and Wolfe. There are no interlocks between the Company and other entities involving the Company's officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of the Company's executive officers for the last three fiscal years.

			Equity Award Grant
			Date Fair Value (1)		Non-Equity
					Incentive Plan
Name and	Fiscal			Option	Compensation	All Other
Principal Position	Year	Salary	Stock Awards	Awards	(Bonus Plan)	Compensation		Total
			(2)	(3)
Michael Burdiek	2017	$515,000	$1,011,402	$1,078,073	$54,111	$67,671	(4)	$2,726,257
President and CEO	2016	475,000	1,343,172	462,927	481,586	29,889		2,792,574
	2015	440,000	1,104,754	391,210	308,417	27,221		2,271,602

Garo Sarkissian	2017	$300,000	$224,595	$239,697	$26,745	$63,643	(5)	$854,680
SVP Corporate	2016	275,000	290,392	100,473	152,665	27,177		845,707
Development	2015	260,000	231,909	76,038	97,984	27,420		693,351

Richard Vitelle	2017	$350,000	$404,271	$431,275	$32,441	$44,015	(6)	$1,262,002
Executive VP & CFO	2016	330,000	526,390	181,227	225,838	27,312		1,290,767
	2015	330,000	522,103	186,238	145,754	25,852		1,209,947

(1)

The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on May 15, 2017. The actual amounts realized by the executive officers may be higher or lower than the equity award fair values shown in this table.

(2)	This column includes time-vested restricted stock awards and, in fiscal years 2016 and 2015, performance-based stock unit (“PSU”) awards. The fair value of restricted stock awards was calculated as the number of shares awarded multiplied by the closing stock price on the grant date. The grant date fair value of PSUs was calculated using a Monte Carlo simulation model that projects the probable outcome of related performance conditions at target levels. Values of the performance shares are not adjusted for subsequent changes in the Company’s stock performance or the level of ultimate vesting as our performance shares are market condition based only. The grant date fair value of the maximum number of shares that can be earned as a result of the PSU awards made in fiscal years 2016 and 2015 can be found in our proxy statements for each of those fiscal years, respectively.

(3)	This column includes conventional time-vested stock options and, in fiscal 2017, performance-based stock options. The fair value of the conventional stock option grants was computed using the Black-Scholes option pricing model, while the fair value of the performance-based stock options was calculated using a combination of a Monte Carlo simulation model and a lattice model, as these awards contain market conditions. Assumptions made for the purpose of computing the fair value of conventional stock options are described in the Company’s fiscal 2017 Annual Report on Form 10-K in Note 10 to the Consolidated Financial Statements under the heading “Equity Awards”.

(4)	Amount consists of $11,344 for Company matching contributions under the 401(k) Plan, $7,422 under an executive medical cost reimbursement program, $12,281 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek, and $36,624 for payment of accrued vacation time in lieu of time off in connection with the transition to a new compensated absences program.

(5)	Amount consists of $17,814 for Company matching contributions under the 401(k) Plan, $7,422 under an executive medical cost reimbursement program, $10,738 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian, and $27,669 for payment of accrued vacation time in lieu of time off in connection with the transition to a new compensated absences program.

(6)	Amount consists of $13,504 for Company matching contributions under the 401(k) Plan, $5,020 under an executive medical cost reimbursement program, and $10,465 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle, and $15,026 for payment of accrued vacation time in lieu of time off in connection with the transition to a new compensated absences program.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2017

The table below sets forth the grants of stock options, restricted stock and performance-based awards under our 2004 Incentive Stock Plan to the named executive officers during fiscal 2017.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base Price	Fair Value
		Under Non-Equity			Under Equity Incentive			Shares of	Securities	of Option	of Stock
	Grant	Incentive Plan Awards (1)			Plan Awards (#) (2)			Stock or	Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh.)	Awards ($)
Michael Burdiek
Incentive cash award		$77,250	$515,000	$772,500
Performance-based options	7/26/16				0	64,700	64,700			$14.49	$581,006 (3)
Restricted stock award	7/26/16							69,800			1,011,402
Option award	7/26/16								74,300	$14.49	497,067

Garo Sarkissian
Incentive cash award		$45,000	$165,000	$330,000
Performance-based options	7/26/16				0	14,400	14,400			$14.49	$129,312 (3)
Restricted stock award	7/26/16							15,500			224,595
Option award	7/26/16								16,500	$14.49	110,385

Richard Vitelle
Incentive cash award		$52,500	$227,500	$420,000
Performance-based options	7/26/16				0	25,900	25,900			$14.49	$232,582 (3)
Restricted stock award	7/26/16							27,900			404,271
Option award	7/26/16								29,700	$14.49	198,693

(1)	The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2017 executive officer short-term incentive plan. The actual amount of incentive bonus paid to each NEO for fiscal 2017 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 34.

(2)	The three NEOs were granted performance-based stock options on July 26, 2016. These awards vest 25% annually over four years, and cannot be exercised until the Company’s stock price has closed at or above $18.84, which is 130% of the $14.49 option exercise price, for at least 30 consecutive trading days.

(3)	Represents the fair value of the performance-based stock options calculated using the grant date fair value of $8.98 per option. This fair value was determined using a Monte Carlo simulation model.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table sets forth the number of shares acquired upon exercise of options or vesting of restricted stock of each named executive officer during the fiscal year ended February 28, 2017, and the associated value realized.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name and Position	On Exercise (#)	Exercise ($)	On Vesting (#)	Vesting ($)
Michael Burdiek	-	$-	50,175	$716,395
Garo Sarkissian	25,000	$176,552	13,175	$187,984
Richard Vitelle	65,000	$562,925	20,575	$293,269

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2017

The following table sets forth the outstanding equity awards of each named executive officer as of the end of fiscal 2017. All outstanding option awards reported in this table expire 10 years from the date of grant and vest in equal annual installments over four years, with the exception of the performance-based option awards shown in the “Equity Incentive Plan Awards” column that are subject to both satisfaction of performance criteria and a four year vesting period. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years, with the exception of the performance-based awards shown below in the “Equity Incentive Plan Awards” columns that are subject to both satisfaction of performance criteria and vesting at the end of the 36-month performance measurement period.

		Option Awards					Stock Awards
									Equity Incentive
				Equity					Plan Awards:
				Incentive						Market or
				Plan					Number of	Payout Value
				Awards:					Unearned	of Unearned
		Number of	Number of	Number of				Market	Shares,	Shares,
		Securities	Securities	Securities			Number of	Value of	Units or	Units or
		Underlying	Underlying	Underlying		Option	Shares of	Shares of	Other	Other
		Unexercised	Unexercised	Unexercised	Option	Expir-	Stock That	Stock That	Rights That	Rights That
Name and	Grant	Options (#)	Options (#)	Unearned	Exercise	ation	Have Not	Have Not	Have Not	Have Not
Position	Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Michael Burdiek	07/24/08	50,000	0	0	2.13	07/24/18
President & CEO	07/30/09	50,000	0	0	1.80	07/30/19
	07/29/10	36,000	0	0	2.34	07/29/20
	06/01/11	100,000	0	0	3.22	06/01/21
	07/31/12	33,000	0	0	7.53	07/31/22
	07/25/13	24,900	8,300	0	15.14	07/25/23	10,375	$168,179
	07/29/14	17,750	17,750	0	17.47	07/29/24	21,450	347,705	15,700	$254,497
	07/28/15	12,325	36,975	0	17.54	07/28/25	39,225	635,837	19,400	314,474
	07/26/16	0	74,300	64,700	14.49	07/26/26	69,800	1,131,458

Garo Sarkissian	08/01/07	15,000	0	0	4.28	08/01/17
SVP Corporate	07/24/08	10,000	0	0	2.13	07/24/18
Development	07/30/09	20,000	0	0	1.80	07/30/19
	07/29/10	20,000	0	0	2.34	07/29/20
	07/28/11	16,000	0	0	3.73	07/28/21
	07/31/12	11,000	0	0	7.53	07/31/22
	07/25/13	6,300	2,100	0	15.14	07/25/23	2,600	$42,146
	07/29/14	3,450	3,450	0	17.47	07/29/24	4,500	72,945	3,300	$53,493
	07/28/15	2,675	8,025	0	17.54	07/28/25	8,475	137,380	4,200	68,082
	07/26/16	0	16,500	14,400	14.49	07/26/26	15,500	251,255

Richard Vitelle	07/24/08	70,000	0	0	2.13	07/24/18
Executive VP	07/30/09	30,000	0	0	1.80	07/30/19
and CFO	07/29/10	30,000	0	0	2.34	07/29/20
	07/28/11	24,000	0	0	3.73	07/28/21
	07/31/12	14,000	0	0	7.53	07/31/22
	07/25/13	8,700	2,900	0	15.14	07/25/23	3,625	$58,761
	07/29/14	8,450	8,450	0	17.47	07/29/24	10,150	164,532	7,400	$119,954
	07/28/15	4,825	14,475	0	17.54	07/28/25	15,375	249,229	7,600	123,196
	07/26/16	0	29,700	25,900	14.49	07/26/26	27,900	452,259

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, the Company adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the executive officers, certain other management employees and non-employee directors are eligible to participate. Officers and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. The Company does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under the Company’s 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 7. The following table presents the executive officer contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2017.

			Aggregate
	Executive	Company	Earnings	Aggregate	Aggregate
	Contributions	Contributions	(Losses) in	Withdrawals/	Balance at
	in Last FY (1)	in Last FY	Last FY (2)	Distributions	Last FYE (3)
Michael Burdiek	$539,492	$0	$301,427	$123,882	$1,565,206
President & CEO
Garo Sarkissian	$12,663	$0	$9,422	$48,804	$16,910
SVP Corp. Dev.
Richard Vitelle	$375,073	$0	$98,259	$31,072	$618,624
Exec. VP & CFO

(1)	Amounts in this column are included in the Salary and/or Bonus Plan columns of the Summary Compensation Table on page 34.

(2)	These investment earnings are not included in the compensation amounts reported in the Summary Compensation Table on page 34.

(3)	Amounts in this column include $1,022,754, $65,131 and $168,599 for Messrs. Burdiek, Sarkissian and Vitelle, respectively, that were previously reported as salary or bonuses in the Summary Compensation Table of previously filed proxy statements.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change in control and salary continuation agreements with the named executive officers designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

●

"Cause" is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer's duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer's position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of "no contest” to a felony involving moral turpitude;

●

"Good Reason" is defined as (i) a material change or reduction in the officer's authority, duties and responsibilities following a Change of Control; (ii) transfer of the officer to another work location that is materially further away from the officer's current primary residence than the officer's current work location; or (iii) a material reduction in the officer's base salary made without the officer's consent; and

●

"Change in Control" is defined as the first to occur of: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company, in each case with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If a named executive officer is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the officer is entitled to severance in the form of continuation of payments of base salary for 6 months and COBRA premiums for 12 months in the case of Messrs. Burdiek and Vitelle, and payments of base salary for 3 months and COBRA premiums for 6 months in the case of Mr. Sarkissian. For illustrative purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2017 for any of the NEOs, the total salary continuation benefits payable would have been $257,500 for Mr. Burdiek, $75,000 for Mr. Sarkissian and $175,000 for Mr. Vitelle, and the COBRA premium benefits payable would have been $23,300 for Mr. Burdiek, $11,700 for Mr. Sarkissian and $16,300 for Mr. Vitelle. In addition, pursuant to a termination described in this paragraph, the executives’ unvested equity awards would continue to vest for a period of six months (or three months in the case of Mr. Sarkissian) following such termination.

If an executive officer is terminated without Cause or the officer terminates his employment for Good Reason within the 3-month period immediately preceding or the 12-month period immediately following a Change in Control, then the officer is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months (or 12 months in the case of Mr. Sarkissian), and pro rata Target bonus for the then current fiscal year. For illustrative purposes, if the Change in Control provisions had been triggered as of the end of fiscal 2017 for any of the NEOs, the salary continuation benefits payable would have been $772,500 for Mr. Burdiek, $300,000 for Mr. Sarkissian and $525,000 for Mr. Vitelle, the COBRA premium benefits payable would have been $35,000 for Mr. Burdiek, $23,300 for Mr. Sarkissian and $24,400 for Mr. Vitelle, and the bonus payable would have been $515,000 for Mr. Burdiek, $165,000 for Mr. Sarkissian, and $227,500 for Mr. Vitelle.

The employment agreements of the NEOs also provide that if employment with the Company is terminated without Cause or for Good Reason within 3 months prior to or 12 months following a Change in Control, 100%, 50% and 75% of the then unvested equity awards held by Messrs. Burdiek, Sarkissian and Vitelle, respectively, would become immediately vested. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2017, the value of the accelerated equity award vesting for each of the NEOs would have been as follows (based on the closing price of the Company’s Common Stock at the end of fiscal 2017 of $16.21 per share):

Value of Accelerated
Name and Position	Equity Award Vesting
Michael Burdiek, President & CEO	$3,100,000
Garo Sarkissian, SVP Corporate Development	$340,000
Richard Vitelle, Executive VP and CFO	$950,000

The employment agreement of each NEO continues in effect until May 31, 2018, and is subject to biennial review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2012.

Years Ended February 28,	2012	2013	2014	2015	2016	2017
CalAmp Corp.	100	260	767	458	437	388
NASDAQ Composite Index	100	108	149	173	161	208
NASDAQ Electronic Components	100	106	144	155	133	179
NASDAQ Telecommunications	100	122	126	142	151	169

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2017. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during the fiscal year ended February 28, 2017.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 28, 2017 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any proxy and is not incorporated herein by reference.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including any exhibits thereto, filed with the Securities and Exchange Commission, upon written or oral request from any person who is a Stockholder of Record, or who represents in good faith he/she was a Beneficial Owner, of Common Stock of the Company on June 5, 2017. Any such request shall be addressed to the Company at 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary or by calling (949) 600-5600.

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2018 Annual Meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than March 1, 2018 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Our bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such nomination or stockholder proposal for the 2018 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the bylaws) on March 30, 2018, and not later than the close of business on April 29, 2018.

If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after the Company first makes a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, A.J. “Bert” Moyer, and our President and CEO, Michael Burdiek, to serve as proxies for the Annual Meeting.

Why am I receiving these proxy materials?

The Board of Directors of CalAmp is providing these proxy materials, consisting of the Proxy Statement, proxy card or voting instruction form, and our Annual Report for the year ended February 28, 2017, to you in connection with the solicitation of proxies for use at our Annual Meeting to be held via live audio webcast on Friday, July 28, 2017, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these proxy materials to all of our stockholders by U.S. mail unless a stockholder has specifically requested to receive these materials in electronic form via email or the Internet.

If you are receiving multiple copies of CalAmp’s proxy materials and in the future you would like to receive a single copy of CalAmp’s proxy materials for all of your stockholder accounts that have the same address, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held "of record" and those owned “beneficially”.

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the "Stockholder of Record." As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in "street name". In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record may vote their shares by one of the following methods:

1.	By Mail

You may complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board of Directors.

2.	By Telephone or the Internet

Call the toll-free telephone number on the proxy card and follow the recorded instructions, or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 27, 2017, the day before the Annual Meeting.

3.	Online at the Virtual Annual Meeting by Webcast

Stockholders of Record may vote their shares online at the virtual Annual Meeting by webcast. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions.

Beneficial Owners may vote their shares by one of the following methods:

1.	By Mail

You may vote by signing, dating and returning your voting instruction form that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.	By Methods Listed on Voting Instruction Form

Please refer to your voting instruction form or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction form or other information provided by the broker or bank.

3.	Online at the Virtual Annual Meeting by Webcast

If you are a Beneficial Owner of shares held in street name, please follow the voting instructions provided by your bank, brokerage firm or other nominee through which you hold your shares.

Beneficial Owners should note that the Election of Directors (Proposal One) is a "non-discretionary" item. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the Election of Directors, your broker or bank may not vote with respect to this proposal and those votes will be counted as "broker non-votes". See "What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?" for more information regarding broker non-votes.

When and how will the Annual Meeting be held?

The Annual Meeting will be held virtually, via live audio webcast on Friday, July 28, 2017, at 10:00 a.m. Pacific Time.

Who is soliciting my vote?

The proxy is solicited on behalf of the Board of Directors. The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying proxy card. The Board of Directors does not intend to use specially engaged employees or paid solicitors to solicit proxies. The Board of Directors also intends to solicit the proxies held on behalf of stockholders by brokers or banks. The Company will pay all reasonable expenses incurred by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 35,379,245 shares of outstanding Common Stock, which were held by approximately 1,500 Stockholders of Record.

What is the purpose of the Annual Meeting or what proposals will be voted on at the Annual Meeting?

You are being asked to vote on:

●	the election of seven directors to serve until our next annual meeting of stockholders or in each case until their successor is duly elected and qualified;
●

the approval on a non-binding, advisory basis of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”);

●	the approval of a proposed amendment to the Company’s 2004 Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 1,600,000 shares;
●	the ratification of the selection of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2018; and
●	any other business that may properly come before the 2017 Annual Meeting and any postponements or adjournments thereof.

What are the Board of Directors' recommendations on the proposals to be voted on at the Annual Meeting?

The Board of Directors recommends a vote:

●	FOR the election of the seven nominees for director identified in Proposal One;
●	FOR the approval on a non-binding, advisory basis of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;
●	FOR the proposed amendment of the Company’s 2004 Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 1,600,000 shares;
●	FOR the ratification of the selection of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2018; and
●	FOR or AGAINST other matters that may properly come before the Annual Meeting, and any postponements or adjournments thereof, as the proxy holders deem advisable.

How many votes do I have?

You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 35,379,245 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present by remote communication or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the meeting by remote communication or if you submit a properly executed proxy card.

If a quorum is not present, either by remote communication or by proxy, at the Annual Meeting, the stockholders who are so present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors. Our bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee requires a majority of the votes cast with respect to the nominee at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.

Say-on-Pay. The affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present by remote communication or by proxy and entitled to vote on the proposal is required for approval. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Increase in the number of Common Stock shares that can be issued under the 2004 Incentive Stock Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, by remote communication or by proxy, at the Annual Meeting and entitled to vote on this proposal is necessary to approve the amendment of the 2004 Incentive Stock Plan to increase the number of Common Stock shares that can be issued thereunder by 1,600,000.

Ratification of the appointment of BDO USA, LLP. For the ratification of the appointment of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2018, the affirmative vote of a majority of the shares present, represented and entitled to vote on this proposal will be required for approval. You may vote "for," "against," or "abstain" on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction form but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction form, the shares will be voted in accordance with your instructions.

What is the effect if I don't cast my vote?

Stockholders of Record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name”, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), and the proposal to amend the 2004 Incentive Stock Plan (Proposal Three). If you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals One, Two and Three, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of BDO USA, LLP as our independent auditing firm (Proposal Four).

What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined by a majority of votes cast with respect to each nominee, if you abstain from voting with respect to one or more nominees, your abstention will have no effect on the voting outcome for the election of that nominee. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two), the proposal to amend the 2004 Incentive Stock Plan to increase the number of shares of Common Stock that can be issued thereunder (Proposal Three) or the proposal to ratify the appointment of BDO USA,  LLP as the Company’s independent auditing firm (Proposal Four), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "for" routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its street name, the broker is permitted to vote your shares on the approval of BDO USA, LLP as our independent auditing firm (Proposal Three) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), or the proposed amendment of the 2004 Incentive Stock Plan (Proposal Three). So it is very important that you instruct your broker or bank how to vote on these proposals.

What is the voting requirement to approve each of the proposals discussed in this proxy statement?

The voting requirement to approve each of the proposals is as follows:

●	A majority of the votes cast for each nominee is required for the election of directors (Proposal One).
●

The affirmative vote of the holders of a majority of the shares of Common Stock present, by remote communication or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two), to amend the 2004 Incentive Stock Plan (Proposal Three), and to ratify the appointment of BDO USA, LLP as CalAmp’s independent registered public accounting firm (Proposal Four).

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

●	Provide written notice of revocation to Corporate Secretary, c/o CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618;
●	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or
●	Voting in person by attending the virtual Annual Meeting by webcast.

If you are a Beneficial Owner of shares held in street name though a bank, brokerage firm or other nominee, you may submit new voting instructions by:

●	Submitting new voting instructions in the manner stated in the instructions provided by your nominee; or
●	By voting your shares online at the annual meeting

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

How can I elect to receive my proxy materials electronically by email?

Stockholders of Record – To receive future copies of our proxy materials by email, registered stockholders should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your proxy card or voting instruction form. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

Beneficial Owners – Most Beneficial Owners can elect to receive an email that will provide a link to the electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, Beneficial Owners should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your proxy card or voting instruction form. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote at the 2017 Annual Meeting will be available for review by any stockholder for any purpose related to the meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, and online during the meeting at www.virtualshareholdermeeting.com/calamp. If you wish to review the list of stockholders prior to the 2017 Annual Meeting, please contact Rick Vitelle, our Chief Financial Officer and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

CalAmp will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Investor Communications Services will tabulate the proxies and will provide the Company with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2018 Annual Meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than March 1, 2018 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors; or (2) by any stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain the information specified in the bylaws, including information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading "Governance and Nominating Committee" beginning on page 6.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary which sets forth all information required by our bylaws during the Notice Period (as defined below).

The "Notice Period" for our 2018 Annual Meeting of Stockholders is not earlier than the close of business (as defined in the bylaws) on March 30, 2018 and not later than the close of business on April 29, 2018.

If a stockholder who has notified us of his or her intention to present a nomination or other proposal at an annual meeting does not appear to present it at such meeting, we need not present the nomination or proposal for vote at such meeting.

How can I communicate with CalAmp's outside directors?

Stockholders may contact any of our directors by writing to them c/o the Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

Where can I view CalAmp's corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the "Company" tab, then click on "Corporate Governance". For SEC filings, from the home page click on the “Company” tab, then the "Investor Relations" tab, and then the "SEC Filings" tab.

How do I find out the voting results?

We have engaged Broadridge Investor Communications Services to serve as the vote tabulator for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of the Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8261 or by writing to American Stock Transfer, attention Donna Ansbro, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to our Corporate Secretary or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote in person if they attend the Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 46 for more details.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

EXHIBIT A

CALAMP CORP.
2004 INCENTIVE STOCK PLAN
AS AMENDED AND RESTATED EFFECTIVE JULY 28, 2017

1. PURPOSE OF THE PLAN

The purpose of the CalAmp Corp. 2004 Incentive Stock Plan (the "Plan") is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based programs based on changing needs of CalAmp Corp. (together with its subsidiaries, the “Company”), its competitive market, and regulatory climate. The Board of Directors and senior management of the Company believe it is in the best interest of the Company's stockholders for officers, employees, and members of the Board of Directors of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, to strengthen its retention capabilities, to enhance the long-term performance of the Company and its subsidiaries, to vest in Participants a proprietary interest in the success of the Company and its subsidiaries, and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

Upon its Effective Date, as defined herein, the Plan replaces the Company's 1999 Stock Option Plan. Beginning on such date, the 1999 Stock Option Plan becomes frozen and stock options can no longer be granted thereunder.

2. DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Award Agreement” shall mean a written agreement or other instrument approved by the Committee evidencing an Incentive Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(b) “Board of Directors” shall mean the Board of Directors of the Company.

(c) “Cause” means the occurrence or existence of any of the following with respect to a Participant, as determined by the Committee: (i) unsatisfactory performance of duties or responsibilities, provided that the Company has given the participant written notice specifying the unsatisfactory performance of his or her duties and responsibilities and afforded the participant reasonable opportunity for cure, all as determined by the Committee; (ii) a material breach by the participant of any of his or her material obligations under any employment agreement between the participant and the Company of which the Company has given participant written notice; (iii) willful failure to follow any lawful directive of the Company consistent with the participant's position and duties, after written notice and reasonable opportunity to cure, all as determined by the Committee; (iv) a material breach by the participant of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company (or any Subsidiary) that has not been approved by a majority of the disinterested directors of the Board or of the terms of his or her employment; (v) commission of any willful or intentional act by the participant that reasonably could be expected to injure materially the property, reputation, business or business relationships of the Company or its customers; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; or (vii) the abuse of any controlled substance or the abuse of alcohol or any other non-controlled substance which the Committee reasonably determines renders the participant unfit to serve in his or her capacity as an officer or employee of the Company (or any Subsidiary).

(d) "Change of Control" shall mean the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) the complete liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their Related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

(g) “Company Stock” shall mean the common stock, par value $.01 per share, of the Company.

(h) “Disability” shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her or (2) when used in connection with the exercise of an Incentive Stock Option (as defined herein) following termination of employment, disability within the meaning of Section 422(e)(3) of the Code.

(i) “Division” shall mean a portion of the Company's overall business that is organized and managed as a separate operating unit or business segment of the Company.

(j) “Effective Date” shall mean July 30, 2004.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) The “Fair Market Value” of a share of Company Stock with respect to any day shall be the closing price of Company Stock that day as reported on the Nasdaq Global Select Market or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion and, to the extent applicable, in a manner consistent with Section 409A and Section 22 of the Code.

(m) “Incentive Award” shall mean an Option, SAR, Restricted Stock Unit, share of Restricted Stock, share of Phantom Stock or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

(n) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Issue Date” shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r) “Participant” shall mean an employee, member of the Board of Directors, or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(s) "Performance Goal" shall mean vesting targets which may be established by the Committee from time to time and documented in writing in connection with an Incentive Award, which may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.

(t) A share of “Phantom Stock” shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a share of Company Stock.

(u) “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: revenue; gross profit; earnings before interest, taxes, depreciation and amortization, stock compensation, equity in net income (losses) of affiliates, non-cash cost of sales on fair value write-ups of inventory, acquisition and integration expenses, and litigation provisions (Adjusted EBITDA); operating income; pre-or after-tax income; earnings per share; net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; cash; cash net of debt; improvement in or attainment of specified cost and expense levels; or improvement in or attainment of specified working capital levels.

(v) “Restatement Effective Date” means the date this amendment and restatement of the Plan was approved and adopted by the Company’s stockholders.

(w) A share of “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to the restrictions set forth in Section 9(c).

(x) “Restricted Stock Unit” means the right, granted pursuant to Section 10, to receive shares of Company Stock or cash in lieu thereof in the future.

(y) “Retirement” means termination of employment from the Company or, in the case of a member of the Board of Directors, termination of service to the Company, by a Participant whose: (i) age plus years of service with the Company equal at least 65; and (ii) years of service with the Company equal at least five (5).

(z) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(aa) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(bb) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

(cc) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

(dd) “Vesting Date” shall mean the date established by the Committee on which a Restricted Stock Unit or share of Restricted Stock or Phantom Stock may vest.

3. STOCK SUBJECT TO THE PLAN

(a) Shares Available for Awards

Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 9,600,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards other than Options or SARs may be granted from and after July 28, 2017 shall not exceed 2,400,000 shares (such limit the “Full Value Limit”).

The grant of an SAR that by its terms is to be settled in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. In addition, the grant of an Incentive Award that by its terms is to be settled in cash shall not reduce or otherwise count against the Full Value Limit.

(b) Individual Limitation

Subject to adjustment as provided in Section 3(c) hereof, the total number of Incentive Awards awarded to any one employee during any fiscal year of the Company, shall not exceed 300,000 shares of Company Stock. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(b) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

(c) Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, by reason of any extraordinary cash dividend, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, the Full Value Limit, and the limitation set forth in Section 3(b), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(c), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(d) Re-use of Shares

The following shares of Company Stock shall again become available for Incentive Awards: any shares subject to an Incentive Award that remain unissued upon the cancellation or termination of such Award for any reason whatsoever; any shares of Restricted Stock forfeited; and, if allowed by the Committee as a form of payment of the required tax withholding in connection with an Incentive Award (other than an Option or SAR), any shares withheld and retained by the Company. Notwithstanding the foregoing, any shares of Company Stock delivered by a Participant to the Company or any Option shares withheld and retained by the Company to pay the Option exercise price or withholding taxes thereon shall not become available for Incentive Awards under the Plan. In addition, any shares subject to a SAR that are not issued upon net settlement of the SAR shall nonetheless be counted against share pool set forth in Section 3(a) and shall not become available for Incentive Awards under the Plan.

In addition, the following shares of Company Stock shall be added to or again become available under the Full Value Limit: any shares subject to an Incentive Award (other than an Option or SAR, but including Incentive Awards (other than Options and SARs) granted prior to July 28, 2017) that remain unissued upon the cancellation or termination of such Incentive Award for any reason whatsoever; any shares of Restricted Stock (including Restricted Stock granted prior to July 28, 2017) forfeited; and, if allowed by the Committee as a form of payment of the required tax withholding in connection with an Incentive Award other than an Option or SAR (including Incentive Awards (other than Options and SARs) granted prior to July 28, 2017), any shares withheld and retained by the Company.

(e) No Repricing

Other than adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 3(c), absent prior stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “reprice” an Option or SAR after the date of its initial grant. For purposes of the Plan, “repricing” means canceling an Option or SAR to issue a replacement Option or SAR to the Participant at a lower exercise price, reducing the exercise price of an Option or SAR, canceling an Option or SAR in exchange for cash or another type of Incentive Award, or taking any other action that is treated as a “repricing” under generally accepted accounting principles. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any Restricted Stock Unit or share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such Incentive Award.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such officers and salaried employees of the Company and its Subsidiaries (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees), non-employee members of the Board of Directors, and such consultants to the Company and its Subsidiaries as the Committee shall select in its discretion.

6. AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Options, SARs, Restricted Stock Units, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7. OPTIONS

(a) Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either a Non-Qualified Stock Option or an Incentive Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b) Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies.

(c) Term and Exercise of Options

(1) Unless the applicable Award Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that Options may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, with respect to Options and SARs, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Option, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each Option; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan, and further provided that no Option shall be exercisable more than ten (10) years after the date of grant.

(2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option in a manner determined by the Committee. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

(i) in cash, by certified check, bank cashier’s check or wire transfer;

(ii) through a broker-assisted transaction whereby a broker selected and engaged by the Participant sells shares of Company Stock in an open market transaction and remits to the Company from the sales proceeds on behalf of the Participant the Option exercise price and the required tax withholding amounts;

(iii) subject to the approval of the Committee, and at the direction of the Participant, through shares retained by the Company in an amount whose aggregate Fair Market Value is equal on the date of exercise to the exercise price, thereby surrendering as payment the portion of the Option that covers the retained shares;

(iv) subject to the approval of the Committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; or

(v) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

(4) Notwithstanding the foregoing, in the case of an Incentive Stock Option exercised pursuant to (3)(iii) above, the number of shares deemed to be used to satisfy the exercise price will not be treated as having been purchased through the exercise of an Incentive Stock Option.

(5) No shares of Company Stock will be issued until full payment has been made. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require. Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d) No Reload Rights

Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

(e) No Loans

The Company may not make loans to individual Participants for the purpose of financing the exercise of an Option.

(f) Limitations on Incentive Stock Options

(1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(g) Effect of Termination of Employment

(1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(g)(1) shall be extended to one year in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Retirement of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for a period of two years from the date of termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(4) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, if a Participant’s employment by or service with the Company (or any Subsidiary) is terminated for Cause, any unexercised Stock Option granted to such participant shall be cancelled on the date of such termination, whether or not exercisable on such date. See also Section 21, Cancellation and Rescission of Incentive Awards.

(h) Acceleration of Exercise Date Upon Change in Control

In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each Option granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each Option shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may, in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Common Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.

8. SARS

(a) Exercise Price

The exercise price per share of an SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b) Benefit Upon Exercise

At the time of granting an SAR, the Committee, in its sole and absolute discretion, shall specify whether the benefit payable upon exercise of the SAR will be paid in shares of Company Stock or in cash, and such form of payment will be made a part of the applicable Award Agreement. The exercise of an SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment will be made in shares of Company Stock, valued at their Fair Market Value on the date of exercise, or in cash, as specified in the applicable Award Agreement. Payments shall be made as soon as practicable following exercise of the SAR.

(c) Term and Exercise of SARs

(1) Unless the applicable Award Agreement provides otherwise, an SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that SARS may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, with respect to Options and SARs, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any SAR, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each SAR. No SAR shall be exercisable prior to the first anniversary of the date of grant.

(2) An SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(d) Effect of Termination of Employment

The provisions set forth in Section 7(g) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

(e) Acceleration of Exercise Date Upon Change in Control

In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each SAR granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each SAR shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

9. RESTRICTED STOCK UNITS

(a) Vesting Date

At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

(b) Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one share of Company Stock or an amount in cash equal to the Fair Market Value of a share of Company Stock on the date on which such share of Restricted Stock Unit vests, as determined by the Committee.

(c) Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Restricted Stock Units may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted.

(d) Dividends on Restricted Stock Units

Company Stock underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee, and only to the extent such awards vest.

(e) Consequences of Vesting

Upon the vesting of a Restricted Stock Unit (other than a Restricted Stock Unit that is settled in cash) pursuant to the terms of the Plan and the applicable Award Agreement, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Restricted Stock Unit was granted. Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

(f) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, Restricted Stock Units that have not vested shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited. See also Section 21, Cancellation and Rescission of Incentive Awards.

(g) Effect of Change in Control

In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding Restricted Stock Units which have not theretofore vested.

10. RESTRICTED STOCK

(a) Issue Date and Vesting Date

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall cease to apply to such share.

(b) Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Restricted Stock may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any grant of Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d) Dividends on Restricted Stock

Dividends declared on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e) Issuance of Certificates

(1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CalAmp Corp. 2004 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as the CalAmp Corp. Compensation Committee may adopt. Copies of the Plan, Award Agreement and, if any, rules, regulations and interpretations are on file in the office of the Secretary of CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held in escrow by the Company until (i) the restrictions have lapsed and (ii) the income tax and employment tax withholding amounts have been satisfied, as provided for in Section 18 hereof.

(f) Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 10(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

(g) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, during the 90 days following termination of a Participant’s employment for any reason other than Cause, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, in return for which the Company shall repay to the Participant any amount paid for such shares. See also Section 21, Cancellation and Rescission of Incentive Awards.

(h) Effect of Change in Control

In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Restricted Stock which have not theretofore vested.

11. PHANTOM STOCK

(a) Vesting Date

At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b) Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c) Conditions to Vesting

At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate; provided, however, that Phantom Stock may not vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except in connection with acceleration due to a Change of Control or death or Disability. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Incentive Awards subject to any, or no, vesting conditions, as the administrator determines appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Phantom Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Incentive Award is granted.

(d) Effect of Termination of Employment

(1) Unless the applicable Award Agreement or the Committee provides otherwise, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2) In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares. See also Section 21, Cancellation and Rescission of Incentive Awards.

(e) Effect of Change in Control

In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Phantom Stock which have not theretofore vested.

12. STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

13. MINIMUM VESTING

No portion of any Award shall vest prior to the first anniversary of the date of grant of the Award; provided, that vesting may accelerate in connection with death, Disability or a Change of Control. For purposes of Awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. Notwithstanding the foregoing, up to 5% of the shares of the Company’s Common Stock that shall be available for grant under this Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 13.

14. NON-EMPLOYEE DIRECTOR AWARDS

Each year, on the day of the annual meeting of the stockholders of the Company at which directors of the Company are elected (and, in the case that a person becomes a Non-Employee Director other than at an annual meeting, on such date that the person first becomes a Non-Employee Director), each Non-Employee Director shall receive Incentive Awards in an amount not to exceed a value of $500,000, with the value of any equity-based awards to be as determined under U.S. Generally Accepted Accounting Principles. The specific amount of Incentive Awards to be granted to each Non-Employee Director on the day of the annual meeting of stockholders will be as determined by the Board of Directors from time to time, subject to this limitation. Equity awards granted to new Non-Employee Directors upon joining the Board of Directors shall not be subject to this annual $500,000 limitation.

Incentive Awards granted pursuant to this Section 14 shall generally become exercisable one (1) year from the date of grant or over such longer or shorter period as the Board of Directors may from time to time establish, subject to the discretion of the Committee to accelerate the vesting of Incentive Awards as provided in Section 4 hereof.

15. RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. For the avoidance of doubt, Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option, a SAR or any shares of Common Stock subject to an Option or SAR until the Participant has become the holder of record of such shares of Common Stock.

Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Incentive Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Incentive Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

17. SECURITIES MATTERS

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18. WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the amount of any federal, state and local tax withholding requirements must be satisfied by the Participant prior to the issuance of shares by the Company (or, in the case of Restricted Stock, before the release of such shares from escrow). The Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by (i) electing to have the Company withhold and retain from delivery shares of Company Stock having a value equal to the amount of the tax withholding requirement, or (ii) delivering to the Company already vested and owned shares of Common Stock having a value equal to the amount of the tax withholding requirement. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Company Stock are subject to Section 16(b) of the Exchange Act shall be subject to the approval of the Committee in its sole discretion.

19. NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

If any Participant shall, in connection with the award of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of award the amounts specified in Section 83(b)), such Participant shall notify the Company of such election at the time of entering into the Award Agreement pertaining to the Restricted Stock award, and shall concurrently make a payment to the Company of the aggregate income tax and employment tax withholding amount, such payment to be made in cash, by certified check, bank cashier’s check or wire transfer.

20. NOTIFICATION UPON DISQUALIFYING DISPOSITION

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

21. CANCELLATION AND RESCISSION OF INCENTIVE AWARDS

Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Incentive Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 21, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's "Confidentiality, Company Property, and Non-Solicitation Agreement" (formerly known as the Company's "Confidential Invention Agreement"), all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's Code of Business Conduct and Ethics policy; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

22. AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying the requirements of the Nasdaq Global Select Market or any other securities exchange on which shares of Company Stock are traded or Section 162(m) or Section 422 of the Code. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

23. NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

24. TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

25. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

26. FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

27. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Restatement Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

28. APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

CALAMP CORP.
15635 ALTON PARKWAY, SUITE 250
IRVINE, CA 92618

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/calamp

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E30075-P94338	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALAMP CORP.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	A.J. "Bert" Moyer	☐	☐	☐

	1b.	Kimberly Alexy	☐	☐	☐

	1c.	Michael Burdiek	☐	☐	☐

	1d.	Jeffery Gardner	☐	☐	☐

	1e.	Amal Johnson	☐	☐	☐

	1f.	Jorge Titinger	☐	☐	☐

	1g.	Larry Wolfe	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote FOR proposals 2 through 4.		For	Against	Abstain

2.	Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐

3.	Approve the amendment and restatement of the CalAmp 2004 Incentive Stock Plan.	☐	☐	☐

4.	Ratify the selection of BDO USA, LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2018.	☐	☐	☐

5.	Transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
CalAmp Corp. 2017 Annual Meeting of Stockholders:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E30076-P94338

CALAMP CORP.
15635 Alton Parkway, Suite 250
Irvine, California 92618

PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2017.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2017 Annual Meeting of Stockholders, and hereby appoints A.J. "Bert" Moyer and Michael Burdiek, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 5, 2017 at the Annual Meeting of Stockholders to be held on July 28, 2017 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side